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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Pre-effective Amendment No. 1 to Registration Statement No. 333-118950 of Superior Essex Inc. of our report dated March 19, 2004 (July 30, 2004 as to Note 21) (which report expresses an unqualified opinion and includes explanatory paragraphs relating to changes in methods of accounting, application of AICPA Statement of Position 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code" to the consolidated financial statements of Superior Essex Inc., and the application of procedures related to certain disclosures and reclassifications of financial statement amounts related to the 2001 financial statements that were audited by other auditors who have ceased operations), appearing in the Prospectus, which is part of this Registration Statement, and of our report dated March 19, 2004 relating to the financial statement schedule appearing elsewhere in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
November 1, 2004

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  Exhibit 23.2